                                                                    EXHIBIT 4.10

                             LCC INTERNATIONAL, INC.

                                 AMENDMENT NO. 3
                                       TO
                             LCC INTERNATIONAL, INC.
                         1996 EMPLOYEE STOCK OPTION PLAN

                             (THE "AMENDMENT NO. 3")

       LCC International, Inc. (the "Corporation") hereby amends the terms of the LCC International, Inc. 1996 Employee Stock Option Plan (the "Plan") as follows:

       1. Section 3.1 entitled "Committee " is amended to authorize the delegation of authority under the Plan by the Committee to a one person committee of the Board of Directors by the addition of a new sentence at the end of Section 3.1 as follows:

       To the extent permitted by law, the Committee may delegate its authority under the Plan to a single member committee of the Board of Directors.

       2. The reference to "4,725,000" in the second sentence of Section 4 of the Plan is replaced by "5,225,000".

                                      * * *

       This Amendment No. 3 was duly adopted and approved by the Board of Directors of the Corporation on December 16, 1999.

                                            /s/ Peter A. Deliso
                                            ----------------------------------
                                            Vice President, General Counsel
                                            and Secretary